UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 20, 2006
__________________________

INTEGRATED HEALTHCARE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Nevada	0-23511	87-0412182
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1301 North Tustin Avenue
Santa Ana, California 92705
(Address of Principal Executive Offices) (Zip Code)

(714) 953-3503
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 20, 2006, Integrated Healthcare Holdings, Inc. (the “Company”) entered into the Employment Severance Agreement and General Release of Claims with James T. Ligon relating to Mr. Ligon’s resignation as a director and officer of the Company (the “Agreement”). The Agreement is attached hereto as Exhibit 99.1.  The description of the Agreement set forth herein is qualified in its entirety by reference to the full text of the Agreement.

Under the terms of the Agreement, the Company agreed to pay to Mr. Ligon a lump sum payment equal to three months base salary in the amount of ninety thousand dollars ($90,000), less withholdings, and accrued vacation and sick pay benefits equal to four thousand six hundred fifty-one dollars ($4,651), less withholdings. The Company also agreed to pay to Mr. Ligon severance benefits in the amount of four hundred fifty thousand dollars ($450,000) to be paid over fifteen months, less required withholdings. During the fifteen month severance payment period, Mr. Ligon is entitled to participate in and receive employer paid coverage under the Company’s group medical and insurance plans, the use of a cellular phone and a monthly automobile allowance in the amount of one thousand dollars ($1,000).

In exchange for the payments and benefits, Mr. Ligon’s employment and his employment rights under his employment agreement with the Company terminated effective January 20, 2006. In addition, Mr. Ligon agreed to resign his position on the Company’s Board of Directors.

The Agreement provides Mr. Ligon the right to cancel or revoke the Agreement within seven days after its execution. However, the Company and Mr. Ligon entered into a Waiver of the Right to Cancel or Revoke Employment Severance Agreement and General Release of Claims (“Waiver”) whereby Mr. Ligon waived the waiting period to revoke or cancel the Agreement. The Waiver is included as part of Exhibit 99.1.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the execution of the Agreement, the Employment Agreement between the Company and Mr. Ligon, dated as of February 25, 2005, as modified on June 6, 2005, terminated. The description of the Agreement set forth in Item 1.01 is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) James T. Ligon resigned from the Company’s Board of Directors effective January 20, 2006. Mr. Ligon’s resignation was not the result of any disagreement with the Company. Mr. Ligon served on the Company’s Board of Directors since 2003.

Also effective January 20, 2006, Mr. Ligon resigned from the position of Executive Vice President of Mergers and Acquisitions of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	Employment Severance Agreement and General Release of Claims and Waiver of the Right to Cancel or Revoke Employment Severance Agreement and General Release of Claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED HEALTHCARE HOLDINGS, INC.

Date: January 26, 2006	By:	/s/ Bruce Mogel
Bruce Mogel
Chief Executive Officer

Index to Exhibits

Exhibit	Description

99.1	Employment Severance Agreement and General Release of Claims and Waiver of the Right to Cancel or Revoke Employment Severance Agreement and General Release of Claims.